Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-74264 and 33-94154) of Foamex International Inc. of our report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern) dated March 10, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.






PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 20, 2000